UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 13, 2003

BROADBAND WIRELESS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-08507	75-1441442

(State or other jurisdiction of incorporation)	(Commission File Number)	(State or other (IRS Employer Identification No.)

2304 North Interstate Drive, Norman, OK 73072

(Address of principal executive offices)

Registrant's telephone number, including area code

702-562-4177

ITEM 4 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) The Board of Directors of the Registrant dismissed Clyde Bailey, Certified Public Accountant of San Antonio ("CBCPA") effective August 13, 2003, and has retained James R. Bonzo Accounting, of Las Vegas, Nevada, as its independent auditor for the fiscal year ended March 31, 2003.  The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of CBCPA and the engagement of James R. Bonzo Accounting, of Las Vegas, Nevada as its independent auditor.  None of the reports of CBCPA on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained a "going concern" comment in its Form 10KSB for the fiscal year ended March 31, 2002 which stated the following:

"In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Broadband Wireless International Corporation as of March 31, 2001 and 2000 and the results of its operations and its cash flows for the years ended March 31, 2001 and 2000 in conformity with generally accepted accounting principles.

On August 11, 2000, Peter B. Bradford (“Receiver”) was appointed Temporary Receiver for the Company in Case No. CIV-00-1375-R in the United States District Court for the Western District of Oklahoma in an Securities and Exchange Commission enforcement action. The Order appointing Temporary Receiver enjoins all persons and entities … “from in any way disturbing the Receivership assets from filing or prosecuting any actions or proceedings which involves the Receiver or which affect the receivership assets. The company has entered Chapter 11 Reorganization following the exit from the Federal Receivership and the dismissal of actions by the SEC. The SEC filed a motion on December 12 with the Federal Court requesting the pending actions against Broadband Wireless be dismissed. The court issued its final order approving the motion and removed the Temporary Receiver on December 21, 2001. The application to reorganize was filed on December 27, 2001 by the firm of Kline, Kline, Elliott, Castleberry & Bryant, P.C., on behalf of the company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company's significant operating losses and its working capital deficit raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

There were no disagreements between the Company and CBCPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of CBCPA, would have caused them to make reference to the subject matter of the disagreement in connection with its report.  Further, CBCPA has not advised the Registrant that:

    1) internal controls necessary to develop reliable financial statements did not exist; or

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    2) information has come to the attention of CBCPA which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

    3) the scope of the audit should be expanded significantly, or information has come to the attention of CBCPA that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended March 31, 2002.

(b) On August 13, 2003 the Registrant engaged James R. Bonzo Accounting, of Las Vegas, Nevada, as its principal accountant to audit the Registrant's financial statements as successor to CBCPA.  During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted James R. Bonzo Accounting, of Las Vegas, Nevada, regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor did James R. Bonzo Accounting, of Las Vegas, Nevada, provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted James R. Bonzo Accounting, of Las Vegas, Nevada, on any matter that was the subject of a disagreement or a reportable event.

ITEM 7 (c) Exhibits

16.1 Letter regarding Change in Certifying Accountant.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADBAND WIRELESS INTERNATIONAL CORPORATION

Date:    September 10, 2003

By: /s/ Dr. Ronald Tripp

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Dr. Ronald Tripp

Chief Financial Officer

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